Exhibit 10.1

LINE OF CREDIT GRID PROMISSORY NOTE

New York, New York
As of June 11, 2015    $10,000,000.00
1)FOR VALUE RECEIVED, on the Maturity Date, Viggle Inc., a Delaware corporation (“Viggle” or the “Borrower”), at its offices at 902 Broadway, 11th Floor, New York, New York 10010, promises to pay to the order of Sillerman Investment Company IV LLC (“SIC IV” or the “Lender”) at its offices, or at such other place as the Lender may designate in writing, the aggregate principal sum of Ten Million Dollars ($10,000,000) or, if less, the unpaid amount of all draws, plus accrued and unpaid interest due with respect to all outstanding draws, made by the Lender hereunder. This Line of Credit Grid Promissory Note shall be referred to herein as the “Grid Note” or this “Note”).

2)Maturity Date. The “Maturity Date” shall be the earlier to occur of (i) December 31, 2016 or (ii) upon a Change of Control Transaction, whichever comes first. For purposes hereof, a “Change of Control Transaction” means (i) a sale of all or substantially all of the assets of the Borrower or (ii) the issuance by the Borrower of Common Stock (as defined below) that results in any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) becoming the “beneficial owner” (as defined in Rule 13d-3 promulgated under the 1934 Act) of a majority of the aggregate ordinary voting power represented by issued and outstanding Common Stock (other than as a result of, or in connection with, any merger, acquisition, consolidation or other business combination in which the Borrower is the surviving entity following the consummation thereof), excluding, with respect to each of (i) and (ii), transactions with affiliates of the Borrower. For purposes hereof, “Common Stock” means (i) the Borrower’s shares of common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

3)Interest.
(a)    Borrower will pay interest on the unpaid principal amount of all draws from time to time outstanding from the date of each draw until each such draw has been paid in full. Interest shall accrue at the simple interest rate equal to twelve percent (12%) per annum, simple, with respect to each draw.

(b)    Borrower will pay interest, calculated at the rate set forth above, upon the Maturity Date or such earlier date upon which any draw is repaid. In addition, Borrower will pay a default rate equal to two percent (2%) per annum in excess of the rate set forth herein if an Event of Default has occurred and is continuing. Notwithstanding the foregoing however, in no event shall interest exceed the maximum legal rate permitted by law. All payments, including insufficient payments, shall be credited, regardless of their designation by Borrower, first to outstanding late charges, then to interest and the remainder, if any, to principal.

4)Requests for Loans; Disbursement of Proceeds.
Borrower may borrow, and Lender agrees to fund draws hereunder, upon notice of a proposed borrowing, and the requested amount thereof, to the Lender not later than 12:00 Noon (New York time) five (5) days prior to the date on which the proposed borrowing is requested to be made, subject to the satisfaction of all conditions precedent to such draw, including the delivery to the Lender of a funding memorandum substantially in the form attached hereto as Exhibit A (a “Funding Memorandum”); provided, that, the aggregate principal amount of all draws outstanding at any one time shall not exceed $10,000,000. Lender

Exhibit 10.1

shall not be required to fund any draws hereunder unless, as of the date of the delivery of the Funding Memorandum, the Interest Coverage Ratio (as hereinafter defined) is equal to or greater than 1.00, unless such requirement is waived by the Lender. Lender shall not be obligated to fund draws more than once per month. Each notice of borrowing shall be delivered by hand or facsimile transmission. Each such notice shall be irrevocable by and binding on Borrower. Unless otherwise directed in writing by Borrower, the Lender shall promptly disburse the proceeds of such draw made hereunder by crediting the amount thereof as instructed in the applicable Funding Memorandum. The “Interest Coverage Ratio” shall mean the quotient of: (a) the Borrower’s net income for the Measurement Period, plus the Borrower’s interest expense for the Measurement Period, plus the Borrower’s tax expense for the Measurement Period, divided by (b) the Borrower’s interest expense for the Measurement Period, plus the amount of interest expense that would be payable on the amount of the requested draw for the twelve months following the date of the Funding Memorandum. For purposes hereof, the “Measurement Period” means the twelve months ended as of the last day of the last completed fiscal quarter prior to the delivery of the Funding Memorandum. For example, if the Borrower delivers a Funding Memorandum on June 15, 2015, the Measurement Period is the twelve months ended March 31, 2015.
5)Payments and Prepayments; Use of Grid.
(a)The Lender is hereby authorized by Borrower to enter and record on the schedule attached hereto (i) the loan number, (ii) the date of each draw made under this Grid Note, (iii) the dollar amount of the draw, (iv) the applicable interest rate, (v) interest due on Maturity Date, (vi) each payment and prepayment of any draw thereon, and (vii) date of payment, without any further authorization on the part of Borrower or any endorser or guarantor of this Grid Note; provided, however, that the Lender shall promptly deliver to the Borrower a copy of this Grid Note following the entry of each draw hereunder. The entry of a draw on said schedule shall be prima facie and presumptive evidence of the entered draw and its conditions, absent manifest error. The Lender’s failure to make an entry, however, shall not limit or otherwise affect the obligations of Borrower or any endorser or guarantor of this Grid Note.

(b)Borrower may make prepayments in whole or in part hereunder at any time, provided accrued, but unpaid interest, is paid through the prepayment date.

(c)If any payment of principal or interest becomes due on a day on which the Lender is closed, such payment shall be made not later than the next succeeding Business Day (a “Business Day” shall be considered to be Monday through Friday from 9am to 5pm local time, excluding weekends and public holidays) and such extension shall be included in computing interest in connection with such payment. All payments by Borrower on account of principal, interest or fees hereunder shall be made in lawful money of the United States of America, in immediately available funds.

6)Use of Proceeds. The proceeds of each draw hereunder shall be used for general corporate and working capital purposes of Borrower. Borrower may use the proceeds to repay existing indebtedness of the Borrower, including indebtedness to Lender or any of its affiliates. Borrower will not, directly or indirectly, use any proceeds of draws hereunder for the purpose of purchasing or carrying any margin stock within the meaning of Regulation X of the Board of Governors of the Federal Reserve System or to extend credit to any person for the purpose of purchasing or carrying any such margin stock, or for any purpose which violates, or is inconsistent with, Regulation X of such Board of Governors.

7) Event of Default. It is expressly agreed that the whole of the indebtedness evidenced by this Grid Note shall immediately become due and payable, at the option of the Lender, on the happening of any default or event constituting an event of default hereunder (each an “Event of Default”). An Event of Default shall occur on: (i) the non-payment of any of the amounts due hereunder within five (5) Business Days after

Exhibit 10.1

the date such payment is due and payable; (ii) dissolution or liquidation, as applicable, of the Borrower; (iii) any petition in bankruptcy being filed by or against the Borrower or any proceedings in bankruptcy, or under any Acts of Congress relating to the relief of debtors, being commenced for the relief or readjustment of any indebtedness of the Borrower either through reorganization, composition, extension or otherwise; provided, however, that Borrower shall have a sixty (60) day grace period to obtain the dismissal or discharge of involuntary proceedings filed against it, it being understood that during such sixty (60) day grace period, the Lender shall not be obligated to make draws hereunder and the Lender may seek adequate protection in any bankruptcy proceeding; (iv) the making by the Borrower of an assignment for the benefit of creditors, calling a meeting of creditors for the purpose of effecting a composition or readjustment of its debts, or filing a petition seeking to take advance of any other law providing for the relief of debtors; (v) any seizure, vesting or intervention by or under authority of a government, by which the management of the Borrower, is displaced or its authority in the conduct of its business is curtailed; (vi) the appointment of any receiver of any material property of the Borrower; (vii) if any warranty, representation, statement, report or certificate made now or hereafter by Borrower to Lender pursuant hereto is untrue or incorrect in any material respect at the time made or delivered; (viii) the Borrower shall contest, dispute or challenge in any manner, whether in a judicial proceeding or otherwise, the validity or enforceability of any material provision set forth herein or any transaction contemplated in this Grid Note; or (ix) if there shall be a material adverse change in the business plan or prospects of Borrower in the reasonable opinion of Lender.

8)Representations: In consideration of the commitment by SIC IV to make advances hereunder Borrower represents and warrants:

(a)Organization; Authority. The Borrower is duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is formed, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted.

(b)    Authorization; Enforcement; Validity. The Borrower has the requisite power and authority to enter into and perform its obligations under this Note in accordance with the terms hereof. The execution and delivery of this Note by the Borrower, and the consummation by the Borrower of the transactions contemplated hereby have been duly authorized by the Borrower’s board of directors. This Note has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)    No Conflicts. The execution, delivery and performance of the Note by the Borrower and the consummation by the Borrower of its obligations set forth herein will not (i) result in a violation of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof, the Company’s bylaws, as amended and as in effect on the date hereof, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Borrower is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Borrower.

(d)    Consents. The Borrower is not required to obtain any consent from, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory

Exhibit 10.1

agency in order for it to execute, deliver or perform any of its respective obligations hereunder, except for disclosing the execution of this Note in its filings with the SEC.

9)Reissuance of this Note.

(a)Transfer. If this Note is to be transferred, the Lender shall surrender this Note to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Lender a new Note (in accordance with Section 9(d)), registered as the Lender may request, representing the outstanding principal being transferred by the Lender and, if less than the entire outstanding principal is being transferred, a new Note (in accordance with Section 9(d)) to the Lender representing the outstanding principal not being transferred. The Lender and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 1 following payment of any portion of this Note, the outstanding principal represented by this Note may be less than the principal stated on the face of this Note.

(b)Lost, Stolen or Mutilated Note. Upon receipt by the Borrower of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Lender to the Borrower in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Borrower shall execute and deliver to the Lender a new Note (in accordance with Section 9(d)) representing the outstanding principal.

(c)Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Lender at the principal office of the Borrower, for a new Note (in accordance with Section 9(d)) and in principal amounts of at least $1,000,000) representing in the aggregate the outstanding principal of this Note, and each such new Note will represent such portion of such outstanding principal as is designated by the Lender at the time of such surrender.

(d)Issuance of New Note. Whenever the Borrower is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 9(a) or Section 9(c), the principal designated by the Lender which, when added to the principal represented by the other new Note issued in connection with such issuance, does not exceed the principal remaining outstanding under this Note immediately prior to such issuance of new Note), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the issuance date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid interest and late charges on the principal and interest of this Note, from the issuance date.

10)Governing Law. This Grid Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its rules on conflicts of laws.

11)No Waiver. No failure or delay on the part of the Lender in exercising any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder. The rights and remedies provided herein are cumulative, and are not exclusive of any other rights, powers, privileges, or remedies, now or hereafter existing, at law or in equity or otherwise.

Exhibit 10.1

12)Costs and Expenses. Borrower shall reimburse the Lender for all costs and expenses incurred by the Lender in connection with the enforcement of this Grid Note or any document, instrument or agreement relating thereto.

13)Amendments. No amendment, modification, or waiver of any provision of this Grid Note nor consent to any departure by Borrower therefrom shall be effective unless the same shall be in writing and signed by the Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

14)Successors and Assigns. This Grid Note shall be binding upon Borrower and the Lender and their respective heirs, legal representatives, successors and assigns and the terms hereof shall inure to the benefit of Lender and its successors and assigns, including subsequent holders hereof.

15)Severability. The provisions of this Grid Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this Grid Note in any jurisdiction.

16)Entire Agreement. This Grid Note sets forth the entire agreement of Borrower and the Lender with respect to this Grid Note and may be modified only by a written instrument executed by Borrower and the Lender.

17)Headings. The headings herein are for convenience only and shall not limit or define the meaning of the provisions of this Grid Note.

18)Jurisdiction; Service of Process. Borrower agrees that in any action or proceeding brought on or in connection with this Grid Note (i) any New York State or Federal court sitting in New York County, New York, shall have jurisdiction of any such action or proceeding, (ii) service of any summons and complaint or other process in any such action or proceeding may be made by the Lender upon Borrower by registered or certified mail directed to Borrower at its address referenced above, Borrower hereby waiving personal service thereof, and (iii) within thirty (30) days after such mailing Borrower shall appear or answer to any summons and complaint or other process, and should Borrower fail to appear to answer within said thirty day period, it shall be deemed in default and judgment may be entered by the Lender against Borrower for the amount as demanded in any summons or complaint or other process so served.

19)WAIVER OF THE RIGHT TO TRIAL BY JURY. BORROWER AND, BY ITS ACCEPTANCE HEREOF, THE LENDER, HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, IN ANY MANNER CONNECTED WITH THIS GRID NOTE OR ANY TRANSACTIONS HEREUNDER. NO OFFICER OF THE LENDER HAS AUTHORITY TO WAIVE, CONDITION, OR MODIFY THIS PROVISION.

[Reminder of Page Intentionally Left Blank; Signature Page to Follow]

Exhibit 10.1

IN WITNESS WHEREOF, the Borrower and the Lender have caused this Note to be duly executed as of the date first written above.

VIGGLE INC.

By:    /s/ John C. Small
Name:    John C. Small
Title:    Chief Financial Officer

SILLERMAN INVESTMENT COMPANY IV, LLC

By: /s/ Robert FX Sillerman
Name: Robert FX Sillerman
Title: Member-Manager

Exhibit 10.1

SCHEDULE TO LINE OF CREDIT GRID PROMISSORY NOTE

Borrower: Viggle Inc.

Date: June [__], 2015

Loan Number	Date of draw	Commitment Amount	Amount of draw	Maturity Date	Interest Rate	Interest Due upon Maturity Date	Amount Paid	Date Payment

Exhibit 10.1

EXHIBIT A

FUNDING MEMORANDUM

_________ __, 2015

____________________
____________________
____________________

Dear ____________________:

We hereby request that you make available in our account No. _____________ the amount of $______________, and which shall constitute a draw under the Line of Credit Grid Note made by Viggle Inc. (“Borrower”) to the order of Sillerman Investment Company IV LLC (the “Lender”) dated as of June [__], 2015 (as amended from time to time, the “Grid Note”).
Under the Grid Note, the Lender is authorized to enter and record on the schedule attached thereto (i) the loan number, (ii) the date of each draw, (iii) the Commitment Amount, (iv) the dollar amount of the draw, (v) the Maturity Date of the draw, (vi) the interest rate, (vii) interest due on Maturity Date, (viii) each payment of any draw and (ix) date of payment, without any further authorization on the part of Borrower.
Borrower represents, warrants and certifies to Lender as follows:
(a)    there does not exist any known deficiency in any of the documents identified in this Funding Memorandum, and Borrower agrees that any deficiencies subsequently discovered will be promptly reported to the Lender;
(b)    both before and after funding the draw requested hereunder Borrower is not in default, no Event of Default exists, and no Event of Default shall result from the making of the draw requested hereunder;
(c)    all of the representations and warranties of Borrower contained herein and in the Grid Note are true and correct in all material respects to the same extent as though made on and as of any making of the draw requested hereunder;
(d)    the Interest Coverage Ratio, as defined in the Grid Note, for the twelve months ended as of the last day of the last completed fiscal quarter prior to the date hereof is equal to or greater than 1.00; and
(e)    after giving effect to the amount of the requested draw, the aggregate amount of outstanding draws under the Grid Note do not exceed $10,000,000;
or, if any of the foregoing representations and warranties set forth in items (a) through (e) above are not true, and the Borrower requests a waiver of such item, so indicate:
__________________________________________________________________

Very truly yours,

Viggle Inc.

By:
Name:
Title: